LOAN AGREEMENT

between

EDI Exploration Drilling International GmbH
represented by the managing directors
Rainer Rotthäuser and Günter Thiemann
Goethestrasse 61, 45721 Haltern am See

     - in the following referred to as lender -

and

Ms.
Magdalena Rotthäuser
Goethestrasse 59 45721 Haltern am See.

- in the following referred to as borrower -

§ 1 Granting of loan

(1)	The lender grants the borrower a loan in the amount of
Euro 15,400.00
(in words: Euro fifteen thousand four hundred)

     The loan is meant to finance the acquisition of Vericon (now EDI Exploration Drilling International Holding GmbH). The pay out will occur on 05/01/2006 directly to the selling GmbH.

§ 2 Interest, term and repayment of loan

(1)	The annual interest payable on the loan shall be 3.0%.

(2)	The term of the loan shall be 24 months, ending on 05/01/2008.

(3)	Repayment of the loan including interest is due on 05/01/2008 into the lender’s account at the Volksbank Haltern eG, branch code 426 613 00, account number 199 188 900.

§ 3 Early repayment

The borrower is entitled to repay the loan including accumulated interest in one lump sum at any time, including before the end of the term of the loan. A prepayment penalty shall not be due.

§ 4 Extraordinary right of cancellation

The lender is entitled to recall the loan effective immediately, if the borrowers’ financial circumstances deteriorate considerably, thus putting the claim of repayment at risk.

§ 5 Securities

The borrower irrevocably transfers all of his claims as managing director or shareholder to any benefits, to which he is entitled, (salary claims, profit distributions, new shares issued, profit and loss transfers, liquidation proceeds, etc.) to the lender.

§ 6 Supplementary agreements, amendments, severability, executed copies

(1)	There are no supplementary agreements. Amendments, additions as well as deletions of individual provisions of this agreement must be made in writing in order to be effective.

(2)

Should individual provisions of this agreement be invalid, the remainder of the agreement shall not be affected. In this case, the parties to the agreement are required to assume that a replacement provision has been agreed to, which fulfils the economic purpose of the invalid provision as much as possible.

(3)	This contract shall be issued in duplicate. The lender and the borrower shall each receive a copy signed by both parties to the agreement.

Haltern am See, January 3, 2006

Signature

EDI Exploration Drilling International GmbH	Magdalena Rotthäuser
Rainer Rotthäuser and Günter Thiemann
- Lender -	- Borrower -